                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

                     PLEASE SIGN, DATE AND RETURN YOUR PROXY
                                     TODAY!

                  Please detach at perforation before mailing.


THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEES. THE TRUSTEES RECOMMEND VOTING "FOR" THE PROPOSAL. TO VOTE, FILL IN BOX COMPLETELY. EXAMPLE:


1. Proposal to approve an Agreement and Plan of Reorganization by and among AIM Variable Insurance Funds, acting on behalf of AIM V.I. Global Growth and Income Fund and on behalf of AIM V.I. Growth and Income Fund, and A I M Advisors, Inc.

                     FOR     AGAINST        ABSTAIN
                     [ ]       [ ]             [ ]

2. IN THE DISCRETION OF SUCH PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


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                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

                     PLEASE SIGN, DATE AND RETURN YOUR PROXY
                                     TODAY!

                  Please detach at perforation before mailing.

PROXY                                                                      PROXY
                   PROXY SOLICITED BY THE BOARD OF TRUSTEES OF
                          AIM VARIABLE INSURANCE FUNDS
               ON BEHALF OF AIM V.I. GLOBAL GROWTH AND INCOME FUND

           PROXY FOR SPECIAL MEETING OF SHAREHOLDERS September 1, 2000


The undersigned hereby appoints Robert H. Graham, Gary T. Crum, Lewis F. Pennock, and each of them separately, proxies with the power of substitution to each, and hereby authorizes them to represent and to vote, as designated below, at the Special Meeting of Shareholders of AIM V.I. Global Growth and Income Fund, an investment portfolio of AIM Variable Insurance Funds, on September 1, 2000 at 3:00 p.m. Central time, and at any adjournment thereof, all of the shares of the Fund which the undersigned would be entitled to vote if personally present. IF THIS PROXY IS SIGNED AND RETURNED WITH NO CHOICES INDICATED, THE SHARES WILL BE VOTED "FOR" THE APPROVAL OF THE PROPOSAL.

                                    NOTE: PLEASE SIGN EXACTLY AS
                                    YOUR NAME APPEARS ON THIS
                                    PROXY CARD.

All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, sign in the partnership name.

                                     Signature
                                               ---------------------------------

                                     Signature (if held jointly)
                                                                ----------------
Date
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